Bernard McDougall

1750 W. King Edward

Vancouver, BC  V6J 2V9

November 2, 2007

Micron Enviro Systems, Inc.

#1205 – 789 West Pender Street

Vancouver, BC  V6C 1H2

To the Board of Directors:

I, Bernard McDougall, tender my resignation as a Director and president of Micron Enviro Systems, Inc., effective immediately.

Yours truly,

/s/ Bernard McDougall

Bernard McDougall